KRUSE LANDA MAYCOCK & RICKS, LLC

                   EIGHTH FLOOR, BANK ONE TOWER
                   50 WEST BROADWAY (300 SOUTH)
                 SALT LAKE CITY, UTAH  84101-2034

ATTORNEYS AT LAW                                     TELEPHONE: (801) 531-7090
www.klmrlaw.com                                       TELECOPY: (801) 531-7091




                         January 20, 2004



Board of Directors
FX Energy, Inc.
3006 Highland Drive, Suite 206
Salt Lake City, Utah  84106

       Re:  FX Energy, Inc.
            Registration Statement on Form S-3

Gentlemen:

       We have been engaged by FX Energy, Inc. (the "Company") to render our opinion respecting the legality of certain securities to be offered and sold pursuant to the registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

       In connection with this engagement, we have examined the following:

           (1) Articles of Incorporation of the Company, as amended as of the date hereof;

           (2)  Bylaws of the Company, as amended as of the date hereof;

           (3) the Registration Statement, including the financial statements of the Company incorporated by reference therein; and

           (4) minutes of the Company's board of directors and stockholders or written consents of the Company's board of directors or stockholders in lieu thereof.

       We have examined such other corporate records and documents and have made such other examination as we deemed relevant. In rendering this opinion, we have assumed (i) the genuineness of all signatures on all documents not executed in our presence, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic original documents of all documents submitted to us as certified or conformed copies, and (iv) the corporate minute books, stockholder records, and similar information furnished to us, and on which we have relied, are true, correct and complete. None of the factual matters or assumptions on which our opinion is based is, to our knowledge, false in any respect as they relate to the opinion below.



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KRUSE LANDA MAYCOCK & RICKS, LLC

Board of Directors
FX Energy, Inc.
January 20, 2004
Page 2
_________________________________



       Based upon the above examination, we are of the opinion that the common stock to be sold pursuant to the Registration Statement is or will be, when issued, legally issued, fully paid, and nonassessable under the Nevada law.

       This firm consents to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

       This opinion is rendered to you for use solely in connection with the Registration Statement and the consummation of the transactions contemplated therein. This opinion may not be relied on by any other person or used for any other purpose, without the express written consent of the undersigned.

                                   Sincerely,

                                   /s/ Kruse Landa Maycock & Ricks, LLC

                                   KRUSE LANDA MAYCOCK & RICKS, LLC